Exhibit 10.34
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SMSC MANAGEMENT INCENTIVE PLAN FORM OF AGREEMENT

The body of this form of agreement applies to Executive Officers. Some Executive Officers in the plan are principally devoted to specific product areas and their incentives are based on a combination of corporate and product area goals. Differences in application of the plan to those Executive Officers are explained in the footnotes to this form of agreement.

This memorandum will serve as your formal Management Incentive Bonus Plan (the "Plan") document for SMSC's (the "Company's" or "Company") fiscal year ___ ending February 28, ____. Your total "At-Plan" annual incentive bonus target is _____. There are two components to your Plan:

1. Quarterly incentives based on the Company attaining its year-to-date financial performance goals. (1)
2. A Year-End incentive based on the Company achieving its strategic business goals (2), which can be adjusted based on individual performance.

1. Financial Performance Incentives (50% to 67% of total incentive bonus opportunity, all paid in RSAs(3))

Up to one-fourth of the financial performance incentive bonus is earned in each fiscal quarter if the Company attains its quarterly year-to-date business plan revenue and operating income goals.(4) Revenue and operating income attainment are separate and weighted equally for the purpose of calculating the quarterly bonus award. Therefore, half of the quarterly incentive bonus target is based on revenue attainment and half is based on operating income attainment.

For quarterly bonuses to be awarded, actual year-to-date revenue and operating income must be equal to or greater than certain thresholds relative to year-to-date business plan goals. The spread between the quarterly thresholds and year-to-date goals vary from one quarter to another. Sixty percent of the quarterly bonus is awarded if the year-to-date revenue (or operating income) goal is achieved at the threshold amount and increases from 60% to 100% proportionately up to full goal attainment.

Any portion of the quarterly incentive not earned for a quarter is carried forward for possible payment at the end of the year if the actual full year performance is at or above the full year threshold. Any bonus amounts that are carried forward are awarded on a pro-rata basis at year end if the actual full year revenue (or operating income) attainment is above the threshold amount, but only to the extent that the total of the incentives awarded, and to-be-awarded, is less than the pro-rata percentage calculation for the entire year. Earned bonuses are awarded in the form of Restricted Stock Awards (RSAs), which vest over three years (25/25/50% per year).

2. Strategic Incentive (33% to 50% of total incentive bonus opportunity, all paid in cash(3))

This year-end incentive bonus is based on achieving strategic goals established by the Board of Directors and may be adjusted for individual performance. Any earned annual incentive is paid in cash.


Other Terms and Conditions:

   - For purposes of this plan, actual results may exclude certain special items that are not indicative of the normal operating performance.
   - Earned cash incentives will be determined and paid following the public release of the Company's year-end financial results.
   - Earned quarterly RSAs are generally granted three days after the public release of the Company's quarterly financial results and are subject to approval by the Compensation Committee.
   - No incentive will be paid to you if you are not employed by the Company at the time when incentives are approved and ready for payment.
   - The Company reserves the right to amend the plan in any way and at any time upon written notice to you.
   - Any dispute over any part of the plan will be judged and decided by the Company's compensation committee.


(1) Participants within a product line have 1/3rd of their quarterly incentives based on the Company attaining its year-to-date financial performance goals and 2/3rds based on their product line attaining its year-to-date financial performance goals.
(2) Participants within product lines may be measured on product line strategic goals.
(3) Half paid in cash and half paid of RSAs in the cases of the CEO's and the CFO's award.
(4) Participants within product lines have 1/12th of their financial performance incentive bonus based on the Company attaining its financial performance goals in each fiscal quarter and 1/6th based on their product line attaining its financial performance goals in each fiscal quarter.